                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The DII Group, Inc.:


We consent to the incorporation by reference in registration statements Nos. 33-73556, 33-90572, 33-79940, 333-10999, 333-11001, 333-11005 and 333-11007 on
Form S-8, and No. 33-80175 on Form S-3 of The DII Group, Inc. of our reports dated January 28, 1997, relating to the consolidated statements of operations, stockholders' equity and cash flows of the DII Group, Inc. for the 52 weeks ended December 29, 1996 and related schedule, which reports appear in the 1998 Annual Report on Form 10-K/A of The DII Group, Inc.


KPMG LLP


Denver, Colorado
September 8, 1999